EXHIBIT 23.1
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                        Consent of Deloitte & Touche LLP

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dime Community Bancshares, Inc. on Form S-8 of our reports dated August 12, 1999 and June 23, 1999 incorporated by reference in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the year ended June 30, 1999 and appearing in the Annual Report on Form 11-K of The Dime Savings Bank of Williamsburgh 401(k) Plan for the year ended December 31, 1998, respectively.

/s/ Deloitte & Touche LLP

June 23, 2000
New York, New York